UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 23, 2010 (December 17, 2010)

FLAG INTERMEDIATE

HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-132918	20-3779375
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

METALS USA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13123	76-0533626
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2400 E. Commercial Blvd., Suite 1100
Fort Lauderdale, Florida		33308
(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s telephone number, including area code) (954) 202-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 17, 2010, Flag Intermediate Holdings Corporation (“Flag Intermediate”), Metals USA, Inc. (“Metals USA”), and certain subsidiaries of Metals USA (collectively referred to herein as the “Company”) entered into an amended and restated loan and security agreement (the “New ABL Credit Agreement”) with the lenders party thereto and the Bank of America, N.A., as administrative agent and collateral agent.

The New ABL Credit Agreement provides for a new $500 million (which may be increased up to $750 million at the option of the Company), 5-year, senior secured asset-based credit facility (the “New ABL Facility”) that amends and restates the Company’s existing $625 million senior secured asset-based credit facility (the “Existing ABL Facility”) that was scheduled to mature on November 30, 2011.

At the Company’s option, interest accrues on the loans made under the New ABL Facility at either LIBOR plus a specified margin (currently set at 2.50%), or the Base Rate (which is based off of the federal funds rate plus 0.50%, Bank of America’s prime rate or LIBOR plus 1.00%), plus a specified margin (currently set at 1.50%).

The stated maturity of the New ABL Facility is the earlier of December 17, 2015 and 60 days prior to the scheduled maturity of Metals USA’s 11 1/8 Senior Secured Notes Due 2015, unless such senior secured notes are refinanced to a date more than 5 years and 60 days after the closing date of the New ABL Facility and/or repaid prior to such date. The New ABL Facility provides for revolving loans and letters of credit in an amount up to the aggregate availability under the facility, based on a percentage of the value of eligible receivables and eligible inventory, subject to certain reserves, to be determined in accordance with the New ABL Credit Agreement, with sub-limits of up to $25 million for swingline loans and $100 million for letters of credit.

The Company must also pay a commitment fee equal to 0.375% per annum to the lenders under the New ABL Facility if utilization under the facility exceeds 40.0% of the total commitments under the facility and a commitment fee equal to 0.5% per annum if utilization under the facility is less than or equal to 40.0% of the total commitments under the facility. Customary letter of credit fees are also payable, as necessary. The Company expects to pay customary fees related to the amendment and restatement of the Existing ABL Facility.

The obligations of the Company under the New ABL Facility are secured by a first-priority lien and security interest in, among other things, accounts receivable, inventory and deposit accounts of the Company and a second-priority lien and security interest in, among other things, substantially all other tangible and intangible personal and real property owned by the Company, subject to certain exceptions. The existing Lien Subordination and Intercreditor Agreement which governs the rights and relative priorities of the holders of the 11 1/8 Senior Secured Notes Due 2015 and the creditors under the Existing ABL Credit Agreement will remain in place with respect to the New ABL Credit Agreement on the same terms.

The New ABL Facility contains customary covenants for an asset-based senior secured revolving credit facility of this type, including, among other things, limitations on the Company’s ability to:

•	incur or guarantee additional indebtedness;

•	pay dividends on our capital stock or redeem, repurchase, retire or make distributions in respect of our capital stock or subordinated indebtedness or make other restricted payments;

•	enter into or permit certain agreements or make certain investments or loans;

•	sell certain assets;

•	create or incur liens; and

•	enter into certain transactions with our affiliates.

If the Company’s availability under the New ABL Facility falls below the greater of (a) $45 million and (b) 10% of the lesser of the borrowing base and the aggregate commitments, the Company must maintain a fixed charge coverage ratio of at least 1.0:1.0.

The New ABL Facility provides for customary events of default. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding obligations under the New ABL Facility will become due and payable immediately without further action or notice. If any other event of default under the New ABL Facility occurs, the administrative agent shall, at the request of the lenders holding a majority of obligations outstanding under the New ABL Facility, among other things, declare all outstanding amounts under the New ABL Facility due and payable.

This summary does not purport to be complete and is qualified in its entirety by reference to the New ABL Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Certain of the lenders and their respective affiliates have, from time to time, performed, and may in the future perform various financial advisory and financial services for the Company, for which they received or will receive customary fees and expenses.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Company.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

10.1	Amended and Restated Loan and Security Agreement dated as of December 17, 2010, among Flag Intermediate Holdings Corporation, Metals USA, Inc., and certain Subsidiaries of Metals USA, Inc. party thereto, Bank of America, N.A., as Administrative Agent and Collateral Agent.

99.1	Metals USA Holdings Corp. Press Release dated December 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAG INTERMEDIATE HOLDINGS CORPORATION

Date: December 23, 2010	/s/ Robert C. McPherson, III
	Name:	Robert C. McPherson, III
	Title:	Senior Vice President
and Chief Financial Officer

METALS USA, INC.

Date: December 23, 2010	/s/ Robert C. McPherson, III
	Name:	Robert C. McPherson, III
	Title:	Senior Vice President
and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Amended and Restated Loan and Security Agreement dated as of December 17, 2010, among Flag Intermediate Holdings Corporation, Metals USA, Inc., and certain Subsidiaries of Metals USA, Inc. party thereto, Bank of America, N.A., as Administrative Agent and Collateral Agent.

99.1	Metals USA Holdings Corp. Press Release dated December 17, 2010.